UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2006
Coleman Cable, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-124334	36-4410887
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
1530 Shields Drive, Waukegan, Illinois 60085
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 672-2300
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 14, 2006, the Board of Directors of Coleman Cable Inc. approved a plan to close our assembled manufacturing and distribution facility located in Miami Lakes, Florida based on an evaluation of this facility in the long-term operation of our business. The Board determined that the efficient utilization of our manufacturing assets would be enhanced by partial relocation of production to our plant in Waukegan, Illinois supplemented by additional international sourcing. These activities are expected to take place over the next four months.

We estimate cost of the closure and realignment to be approximately $1.7 million, which includes cash expenditures of approximately $0.1 million for severance costs, $0.6 million for contract termination costs and $0.6 million for other costs related to the closure, as well as a non-cash charge of $0.4 million for impairment.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coleman Cable, Inc.

April 19, 2006	By:	/s/ Richard N. Burger Richard N. Burger, Chief Financial Officer, Executive Vice President, Secretary and Treasurer